Exhibit 10.18

                                                                       #2008-141
                            AGREEMENT BY AND BETWEEN
                     Bank of Anderson, National Association
                            Anderson, South Carolina
                                       and
                         The Comptroller of the Currency

          Bank of  Anderson,  National  Association,  Anderson,  South  Carolina

("Bank") and the  Comptroller  of the  Currency of the United  States of America

("Comptroller")  wish  to  protect  the  interests  of  the  depositors,   other

customers,  and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

          The Comptroller,  through his National Bank Examiner, has examined the

Bank and his findings are contained in the Report of Examination ("ROE") for the examination commenced on April 28, 2008.

          In  consideration  of the above  premises,  it is agreed,  between the

Bank,  by and through its duly elected and acting Board of Directors  ("Board"),

and the Comptroller, through his authorized representative,  that the Bank shall operate at all times in compliance with the articles of this Agreement.

                                    ARTICLE I
                                  JURISDICTION

          (1) This  Agreement  shall be  construed  to be a  "written  agreement entered into with the agency" within the meaning of 12 U.S.C. ss. 1818(b)(1).

          (2) This  Agreement  shall be  construed  to be a  "written  agreement between such  depository  institution  and such agency" within the meaning of 12

U.S.C. ss. 1818(e)(1) and 12 U.S.C. ss. 1818(i)(2).

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          (3)  This  Agreement  shall  be  construed  to  be a  "formal  written agreement" within the meaning of 12 C.F.R. ss. 5.51(c)(6)(ii). See 12 U.S.C. ss.

1831i.

         (4) This  Agreement  shall be  construed  to be a  "written  agreement"

within the meaning of 12 U.S.C. ss. 1818(u)(1)(A).

         (5) All reports or plans which the Bank or Board has agreed to submit to the  Assistant  Deputy  Comptroller  pursuant  to  this  Agreement  shall  be forwarded to:

          Kent D. Stone
          Assistant Deputy Comptroller
          Carolinas Field Office
          212 South Tryon Street, Suite 700
          Charlotte, North Carolina 28281

                                   ARTICLE II
                              COMPLIANCE COMMITTEE

         (1) Within fifteen (15) days of the date of this  Agreement,  the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its  affiliates  (as the term  "affiliate"  is defined  in 12 U.S.C.  ss.

371c(b)(1)), or a family member of any such person. Upon appointment,  the names of the members of the Compliance  Committee and, in the event of a change of the membership,  the name of any new  member  shall be  submitted  in writing to the

Assistant Deputy Comptroller.  The Compliance Committee shall be responsible for monitoring  and  coordinating  the Bank's  adherence to the  provisions  of this

Agreement.

          (2) The Compliance Committee shall meet at least monthly.

          (3) Within  thirty (30) days of the date of this  Agreement  and every thirty (30) days  thereafter,  the Compliance  Committee  shall submit a written progress report to the Board setting forth in detail:

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               (a)  description of the action needed to achieve full  compliance with each Article of this Agreement;

               (b)  actions taken to comply with each Article of this Agreement;

                    and

               (c)  the results and status of those actions.

          (4) The  Board  shall  forward  a copy of the  Compliance  Committee's report,  with any  additional  comments by the Board,  to the  Assistant  Deputy

Comptroller within ten (10) days of receiving such report.

                                  ARTICLE III
                           LOAN PORTFOLIO MANAGEMENT

          (1) The Board shall, within sixty (60) days, develop,  implement,  and thereafter ensure Bank adherence to a written program to improve the Bank's loan portfolio management. The program shall include, but not be limited to:

               (a)  procedures to ensure that  extensions of credit are granted,

                    by  renewal  or  otherwise,   to  any  borrower  only  after

                    obtaining  and  analyzing  current and  satisfactory  credit information;

               (b)  a system to track and analyze exceptions;

               (c)  procedures to ensure continued  conformance with Call Report instructions;

               (d)  procedures  to ensure the  continued  accuracy  of  internal management information systems;

               (e)  a  performance  appraisal  process,   including  performance

                    appraisals,  job  descriptions,  and incentive  programs for loan officers,  which adequately  consider their performance relative  to  policy  compliance,  documentation  standards,

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                    accuracy in credit  grading,  and other loan  administration matters;

               (f)  procedures  to track and analyze  concentrations  of credit,

                    significant  economic  factors,  and general  conditions and their  impact on the credit  quality of the Bank's  loan and lease portfolios;

               (g)  a process to ensure market analysis is performed for various property  types and  geographic  markets  represented in the banks portfolio no less than quarterly;

               (h)  a  comprehensive  loan review  process that  quantifies  the overall  level of credit  risk and  assesses  the quality of credit risk management; and

               (i)  procedures  to ensure  the  re-appraisal  of  property  that defines the criteria for when a new or adjusted appraisal is required based upon changes in market conditions or original project plans.

          (2) Upon  completion,  a copy of the program shall be forwarded to the

Assistant Deputy Comptroller.

          (3) Within sixty (60) days,  the Board shall develop,  implement,  and thereafter  ensure  Bank  adherence  to  systems  which  provide  for  effective monitoring of:

                   (a)      early  problem  loan  identification  to assure  the

                            timely identification and rating of loans and leases

                            based on lending officer submissions;

                   (b)      statistical  records  that will serve as a basis for

                            identifying  sources of problem  loans and leases by

                            industry,   size,   collateral,   division,   group,

                            indirect dealer, and individual lending officer;

                   (c)      previously  charged-off  assets  and their  recovery

                            potential;

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                   (d)      compliance  with the  Bank's  lending  policies  and

                            laws,  rules,  and  regulations  pertaining  to  the

                            Bank's lending function;

                   (e)      adequacy of credit and collateral documentation; and

                   (f)      concentrations of credit.

          (4)  Beginning  December  2008,  on a monthly  basis  management  will provide the Board with written reports  including,  at a minimum,  the following information:

                   (a)      the  identification,  type,  rating,  and  amount of

                            problem loans and leases;

                   (b)      the  identification  and amount of delinquent  loans

                            and leases;

                   (c)      credit and collateral documentation exceptions;

                   (d)      the  identification  and  status of  credit  related

                            violations of law, rule or regulation;

                   (e)      the identity of the loan officer who originated each

                            loan reported in accordance with  subparagraphs  (a)

                            through (d) of this Article and Paragraph;

                   (f)      an analysis of concentrations of credit, significant

                            economic factors,  and general  conditions and their

                            impact on the credit  quality of the Bank's loan and

                            lease portfolios;

                   (g)      the identification and amount of loans and leases to

                            executive     officers,     directors,     principal

                            shareholders  (and their  related  interests) of the

                            Bank; and

                   (h)      the  identification  of  loans  and  leases  not  in

                            conformance  with the  Bank's  lending  and  leasing

                            policies,  and  exceptions to the Bank's lending and

                            leasing policies.

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          (5) The Board shall ensure that the Bank has processes, personnel, and control  systems to ensure  implementation  of and  adherence to the program and systems developed pursuant to this Article.

                                   ARTICLE IV
                      ALLOWANCE FOR LOAN AND LEASE LOSSES

          (1) Within  sixty (60) days,  the Board shall  adopt,  implement,  and thereafter  ensure  adherence to written policies and procedures for maintaining an adequate  Allowance  for Loan and Lease Losses  ("ALLL") in  accordance  with generally accepted accounting principles. The ALLL policies and procedures shall be consistent with the guidance set forth in the Federal Financial  Institutions

Examination  Council's  "Interagency  Policy Statement on the Allowance for Loan

and Lease Losses" dated December 13, 2006 (OCC Bulletin 2006-47), and shall at a minimum include:

                   (a)      procedures  for   determining   whether  a  loan  is

                            impaired  and  measuring  the amount of  impairment,

                            consistent   with  FASB   Statement   of   Financial

                            Accounting   Standards   No.  114,   Accounting   by

                            Creditors for Impairment of a Loan;

                   (b)      procedures  for  segmenting  the loan  portfolio and

                            estimating loss on groups of loans,  consistent with

                            FASB Statement of Financial Accounting Standards No.

                            5, Accounting for Contingencies;

                   (c)      procedures for validating the ALLL methodology;

                   (d)      a process for summarizing and  documenting,  for the

                            Board's  review  and  approval,  the  amount  to  be

                            reported in the  Consolidated  Reports of  Condition

                            and  Income  ("Call  Reports")  for  the  ALLL.  Any

                            deficiency  in the  ALLL  shall be  remedied  in the

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                            quarter it is discovered, prior to the filing of the

                            Call Reports, through additional provision expense.

          (2) The Board shall ensure that the Bank has processes, personnel, and control  systems to ensure  implementation  of and adherence to the policies and procedures developed pursuant to this Article.

          (3) A copy of the Board's  program shall be submitted to the Assistant

Deputy Comptroller for review and prior written  determination of no supervisory objection.  Upon receiving a determination of no supervisory  objection from the

Assistant  Deputy  Comptroller,  the Bank  shall  implement  and  adhere  to the program.

                                    ARTICLE V

                               CRITICIZED ASSETS

          (1) The Bank shall take immediate and continuing action to protect its interest in those  assets  criticized  in the ROE, in any  subsequent  Report of

Examination,  by internal or external  loan review,  or in any list  provided to management by the National Bank Examiners during any examination.

          (2) Within  sixty (60) days,  the Board shall  adopt,  implement,  and thereafter  ensure Bank adherence to a written program designed to eliminate the basis of criticism of assets  criticized in the ROE, in any subsequent Report of

Examination, or by any internal or external loan review, or in any list provided to  management  by  the  National  Bank  Examiners  during  any  examination  as

"doubtful,"  "substandard," or "special mention." This program shall include, at a minimum:

                   (a) an identification of the expected sources of repayment;



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                   (b)      the appraised value of supporting collateral and the

                            position of the Bank's lien on such collateral where

                            applicable;

                   (c)      an  analysis  of  current  and  satisfactory  credit

                            information,  including  cash  flow  analysis  where

                            loans are to be repaid from operations; and

                   (d)      the  proposed  action  to  eliminate  the  basis  of

                            criticism and the time frame for its accomplishment.

          (3) Upon  adoption,  a copy of the program for all  criticized  assets equal to or exceeding fifty thousand dollars ($50,000) shall be forwarded to the

Assistant Deputy Comptroller.

          (4) The Board shall ensure that the Bank has processes, personnel, and control  systems  to  ensure  implementation  of and  adherence  to the  program developed pursuant to this Article.

          (5) The Board, or a designated  committee,  shall conduct a review, on at least a monthly basis, to determine:

                   (a)      the status of each  criticized  asset or  criticized

                            portion   thereof  that  equals  or  exceeds   fifty

                            thousand dollars ($50,000);

                   (b) management's adherence to the program adopted pursuant to this Article;

                   (c) the status and effectiveness of the written program; and

                   (d) the  need  to  revise  the  program  or take  alternative action.

          (6) A copy of each review shall be forwarded to the  Assistant  Deputy

Comptroller  on a monthly  basis (in a format  similar to Appendix  A,  attached hereto).

          (7) The Bank may extend  credit,  directly  or  indirectly,  including renewals,  extensions or capitalization of accrued interest, to a borrower whose



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loans or other extensions of credit are criticized in the ROE, in any subsequent

Report of Examination,  in any internal or external loan review,  or in any list provided to management by the National Bank Examiners during any examination and whose  aggregate  loans  or  other  extensions  exceed  fifty  thousand  dollars

($50,000) only if each of the following conditions is met:

                   (a)      the Board or  designated  committee  finds  that the

                            extension  of  additional  credit  is  necessary  to

                            promote  the  best  interests  of the  Bank and that

                            prior to  renewing,  extending or  capitalizing  any

                            additional  credit, a majority of the full Board (or

                            designated  committee) approves the credit extension

                            and  records,  in  writing,  why such  extension  is

                            necessary to promote the best interests of the Bank;

                            and

                   (b)      a comparison to the written program adopted pursuant

                            to this Article  shows that the Board's  formal plan

                            to collect or strengthen the  criticized  asset will

                            not be compromised.

          (8) A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.

                                   ARTICLE VI

                    CONSTRUCTION LOAN UNDERWRITING STANDARDS

          (1) Within sixty (60) days,  the Board shall develop,  implement,  and thereafter  adhere  to a  written  program  to  improve  its  construction  loan underwriting  standards.  The  program  shall  include,  but not be limited  to,

procedures for ensuring that:

                   (a) market feasibility analyses are performed on construction projects;

                   (b)      cash flow  analyses are  performed  on  construction

                            loan borrowers;



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                   (c)      current  rental and sales  information is maintained

                            in all construction projects;

                   (d)      periodic  independent  inspections  are performed on

                            all construction projects; and

                   (e)      all construction loans are either in conformity with

                            the Bank's construction loan policies and procedures

                            or in compliance with the Bank's written  provisions

                            for exceptions to loan policies and procedures.

          (2) Upon  completion,  the Board shall submit a copy of the program to the Assistant Deputy Comptroller for review.

          (3) The Board shall ensure that the Bank has processes, personnel, and control  systems  to  ensure  implementation  of and  adherence  to the  program developed pursuant to this Article.

                                   ARTICLE VII

                            CONCENTRATIONS OF CREDIT

          (1) Within  sixty (60) days,  the Board shall  adopt,  implement,  and thereafter  ensure Bank  adherence to a written  asset  diversification  program consistent  with OCC Banking  Circular 255. The program shall  include,  but not necessarily be limited to, the following:

                   (a)  a  review  of  the  balance   sheet  to   identify   any

concentrations of credit;

                   (b)      a written  analysis of any  concentration  of credit

                            identified above in order to identify and assess the

                            inherent credit, liquidity, and interest rate risk;

                   (c)      policies  and  procedures  to  control  and  monitor

                            concentrations of credit;



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                   (d)      an action  plan  approved by the Board to reduce the

                            risk of any  concentration  deemed  imprudent in the

                            above analysis; and

                   (e)      a review  of  established  North  American  Industry

                            Classification  System  (NAICS) limits to ensure the

                            concentrations  of credit limits are  reasonable and

                            establish an effective risk measure.

          (2) For  purposes of this  Article,  a  concentration  of credit is as defined  in  the  "Loan  Portfolio  Management"  booklet  of  the  Comptroller's

Handbook.

          (3) The Board shall  ensure that future  concentrations  of credit are subjected to the  analysis  required by  subparagraph  (b) and that the analysis demonstrate that the concentration  will not subject the Bank to undue credit or interest rate risk.

          (4) The  Board  shall  forward  a copy of any  analysis  performed  on

existing  or  potential   concentrations  of  credit  to  the  Assistant  Deputy

Comptroller immediately following the review.

          (5) The Board shall ensure that the Bank has processes, personnel, and control  systems  to  ensure  implementation  of and  adherence  to the  program developed pursuant to this Article.

                                  ARTICLE VIII

                                 STRATEGIC PLAN

          (1) Within  sixty (60) days,  the Board shall  adopt,  implement,  and thereafter  ensure  Bank  adherence  to a  written  strategic  plan for the Bank covering  at least a  three-year  period.  The  strategic  plan shall  establish objectives for the Bank's overall risk profile,  earnings  performance,  growth,

balance sheet mix, off-balance sheet activities,  liability  structure,  capital



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adequacy,  reduction  in  the  volume  of  nonperforming  assets,  product  line development  and market  segments  that the Bank  intends to promote or develop,

together with strategies to achieve those objectives and, at a minimum, include:

                   (a)      a mission statement that forms the framework for the

                            establishment of strategic goals and objectives;

                   (b)      an  assessment  of the  Bank's  present  and  future

                            operating environment;

                   (c)      the development of strategic goals and objectives to

                            be accomplished over the short and long term;

                   (d)      an  identification  of the Bank's present and future

                            product lines (assets and liabilities)  that will be

                            utilized  to  accomplish  the  strategic  goals  and

                            objectives established in (1 )(c) of this Article;

                   (e)      an  evaluation  of the Bank's  internal  operations,

                            staffing   requirements,    board   and   management

                            information  systems and policies and procedures for

                            their    adequacy    and    contribution    to   the

                            accomplishment of the goals and objectives developed

                            under (1)(c) of this Article;

                   (f)      a management  employment and  succession  program to

                            promote  the  retention  and  continuity  of capable

                            management;

                   (g)      product line  development  and market  segments that

                            the Bank intends to promote or develop;

                   (h)      an  action  plan  to  improve   bank   earnings  and

                            accomplish    identified    strategic    goals   and

                            objectives,  including individual  responsibilities,

                            accountability and specific time frames;



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                   (i)      a  financial  forecast  to include  projections  for

                            major  balance sheet and income  statement  accounts

                            and desired financial ratios over the period covered

                            by the strategic plan;

                   (j)      control  systems to mitigate risks  associated  with

                            planned  new  products,   growth,  or  any  proposed

                            changes in the Bank's operating environment;

                   (k)      specific  plans to  establish  responsibilities  and

                            accountability  for the strategic  planning process,

                            new products,  growth goals, or proposed  changes in

                            the Bank's operating environment; and

                   (l)      systems to monitor  the  Bank's  progress in meeting

                            the plan's goals and objectives.

          (2) Within ninety (90) days, the Board shall develop,  implement,  and thereafter  ensure Bank adherence to a three year capital  program.  The program shall include:

                   (a)      projections  for  growth  and  capital  requirements

                            based upon a detailed analysis of the Bank's assets,

                            liabilities, earnings, fixed assets, and off-balance

                            sheet activities;

                   (b)      projections  of the sources and timing of additional

                            capital to meet the Bank's current and future needs;

                   (c)      the  primary  source(s)  from  which  the Bank  will

                            strengthen its capital  structure to meet the Bank's

                            needs;

                   (d)      contingency plans that identify  alternative methods

                            should the primary  source(s) under (c) above not be

                            available; and

                   (e)      a dividend  policy that permits the declaration of a

                            dividend only:



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                           (i)  when the Bank is in compliance with its approved

                                capital program; and

                           (ii) when the Bank is  in  compliance  with 12 U.S.C.
                                ss.ss. 56 and 60.

          (3) Upon  adoption,  a copy of the  plan  shall  be  forwarded  to the

Assistant  Deputy  Comptroller for review and prior written  determination of no

supervisory  objection.   Upon  receiving  a  determination  of  no  supervisory

objection from the Assistant  Deputy  Comptroller,  the Bank shall implement and adhere to the strategic and capital plans.

                                   ARTICLE IX

                                  PROFIT PLAN

          (1) Within sixty (60) days,  the Board shall develop,  implement,  and thereafter ensure Bank adherence to a written profit plan to improve and sustain the earnings of the Bank.  This plan shall  include,  at minimum,  the following elements:

                   (a)      identification  of the  major  areas in and means by

                            which the  Board  will seek to  improve  the  Bank's

                            operating performance;

                   (b)      realistic  and  comprehensive   budgets,   including

                            projected   balance   sheets  and  year-end   income

                            statements;

                   (c)      a budget  review  process to monitor both the Bank's

                            income and expenses,  and to compare  actual figures

                            with budgetary projections; and

                   (d)      a description of the operating assumptions that form

                            the basis for major  projected  income  and  expense

                            components.

          (2) The budgets and related documents  required in paragraph (1) above for 2008 shall be submitted to the Assistant Deputy Comptroller upon completion.



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The Board shall submit to the Assistant  Deputy  Comptroller  annual  budgets as described in paragraph (1) above for each year this Formal Agreement  remains in effect.  The budget for each year shall be submitted on or before January 31, of that year.

          (3) The Board  shall  forward  comparisons  of its  balance  sheet and profit and loss statement to the profit plan projections to the Assistant Deputy

Comptroller on a quarterly basis.

          (4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure  implementation of and adherence to the plan developed pursuant to this Article.


                                    ARTICLE X

                                   LIQUIDITY

          (1) The  Board  shall  ensure  the level of  liquidity  at the Bank is sufficient  to sustain  the  Bank's  current  operations  and to  withstand  any anticipated or  extraordinary  demand against its funding base. Such actions may include, but are not necessarily limited to:

                   (a) selling assets;

                   (b) obtaining lines of credit from the Federal Reserve Bank;

                   (c) obtaining lines of credit from correspondent banks;

                   (d)  recovering charged-off assets; and

                   (e) injecting additional equity capital.

         (2) The Board shall  review the Bank's  liquidity  on a monthly  basis.

Such reviews shall consider: (a) a maturity schedule of certificates of deposit,

including large uninsured deposits;

                    (b)  the  volatility  of demand  deposits  including  escrow deposits;



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                    (c)  the amount  and type of loan  commitments  and  standby letters of credit;

                    (d)  an  analysis  of  the   continuing   availability   and

                         volatility of present funding sources;

                    (e)  an analysis of the impact of  decreased  cash flow from the Bank's loan portfolio resulting from delinquent and

                         non-performing loans;

                    (f)  an analysis of the impact of  decreased  cash flow from the sale of loans or loan participations; and

                    (g)  geographic  disbursement  of  and  risk  from  brokered deposits.

          (3) The Board shall take appropriate action to ensure adequate sources of liquidity in relation to the Bank's  needs.  Monthly  reports shall set forth liquidity  requirements and sources and establish a contingency  plan. Copies of these  reports  shall be forwarded to the Assistant  Deputy  Comptroller  in the

Bank's quarterly report to the Assistant Deputy Comptroller.

                                   ARTICLE XI

                               BROKERED DEPOSITS

          (1) The Bank may accept Brokered Deposits (as defined by 12 C.F.R. ss.

337.6(a)(2))  for  deposit  at the Bank only  after  obtaining  a prior  written determination of no supervisory objection from the Assistant Deputy Comptroller.

          (2) The  limitation of paragraph (1) shall include the  acquisition of

Brokered Deposits through any transfer,  purchase, or sale of assets,  including

Federal funds transactions.

          (3) If the Bank seeks to acquire  Brokered  Deposits,  the Board shall

apply  to  the  Assistant  Deputy  Comptroller  for  written  permission.   Such

application shall contain, at a minimum, the following:



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                    (a)  the dollar volume, maturities, and cost of the Brokered

                         Deposits to be acquired;

                    (b)  the  proposed  use  of  the  Brokered  Deposits,  i.e.,

                         short-term liquidity or restructuring of liabilities to

                         reduce cost;

                    (c)  alternative funding sources available to the Bank; and

                    (d)  the reasons why the Bank believes  that the  acceptance of the Brokered  Deposits does not constitute an unsafe

                         and unsound practice in its particular circumstances.

                    (e)  The  Assistant  Deputy   Comptroller  may  require  the

                         submission of such additional  information as necessary

                         to make an informed decision. Upon consideration of the

                         Bank's  application,  the Assistant Deputy  Comptroller

                         will  determine  whether the  proposed  acquisition  of

                         Brokered  Deposits  may be  accomplished  in a safe and

                         sound manner and may condition  the Bank's  acquisition

                         as  the  Assistant   Deputy   Comptroller   shall  deem

                         appropriate.

                                   ARTICLE XII

                                    CLOSING

          (1)  Although  the Board has  agreed to submit  certain  programs  and reports  to the  Assistant  Deputy  Comptroller  for  review  or  prior  written

determination  of  no  supervisory   objection,   the  Board  has  the  ultimate

responsibility for proper and sound management of the Bank.

          (2) It is expressly and clearly  understood  that if, at any time, the

Comptroller deems it appropriate in fulfilling the responsibilities  placed upon



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him/her by the several  laws of the United  States of America to  undertake  any action  affecting the Bank,  nothing in this Agreement shall in any way inhibit,

estop, bar, or otherwise prevent the Comptroller from so doing.

          (3) Any time limitations  imposed by this Agreement shall begin to run from  the  effective  date of this  Agreement.  Such  time  requirements  may be extended  in writing by the  Assistant  Deputy  Comptroller  for good cause upon written application by the Board.

          (4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such  provisions are amended in writing by mutual consent of the parties to the  Agreement or excepted,  waived,  or terminated in writing by the

Comptroller.

          (5) In each instance in this  Agreement in which the Board is required to ensure  adherence to, and  undertake to perform  certain  obligations  of the

Bank, it is intended to mean that the Board shall:

                   (a)      authorize  and adopt  such  actions on behalf of the

                            Bank as may be necessary for the Bank to perform its

                            obligations and undertakings under the terms of this

                            Agreement;

                   (b)      require the timely  reporting by Bank  management of

                            such actions directed by the Board to be taken under

                            the terms of this Agreement;

                   (c)      follow-up on any non-compliance with such actions in

                            a timely and appropriate manner; and

                   (d)      require  corrective  action  be  taken  in a  timely

                            manner of any non-compliance with such actions.

     (6) This  Agreement  is  intended  to be, and shall be  construed  to be, a supervisory "written agreement entered into with the agency" as contemplated  by

12 U.S.C. ss. 1818(b)(1),  and expressly does not form, and may not be construed

to  form,  a  contract   binding  on  the  Comptroller  or  the  United  States.

Notwithstanding the absence of mutuality of obligation, or of consideration,  or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers,  including 12 U.S.C.

ss.  1818(b)(1),  and not as a  matter  of  contract  law.  The  Bank  expressly acknowledges  that  neither the Bank nor the  Comptroller  has any  intention to enter into a contract.  The Bank also expressly  acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority  to  bind  the  United  States,  the  U.S.  Treasury  Department,  the

Comptroller,  or any other  federal  bank  regulatory  agency or entity,  or any officer  or  employee  of any of those  entities  to a  contract  affecting  the

Comptroller's  exercise of his supervisory  responsibilities.  The terms of this

Agreement,   including  this   paragraph,   are  not  subject  to  amendment  or

modification   by  any  extraneous   expression,   prior   agreements  or  prior

arrangements between the parties, whether oral or written.


         IN TESTIMONY WHEREOF,  the undersigned,  authorized by the Comptroller,

has hereunto set his hand on behalf of the Comptroller.

 /S/ Kent D. Stone October 15, 2008
 ------------------------------------- -----------------------------------------
 Kent D. Stone                         Date
 Assistant Deputy Comptroller
 Carolinas Field Office




                       [Signatures of the Board omitted.]







                                     - 19 -